UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 2, 2007

(Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	33-70572	74-2337775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11103 West Avenue

San Antonio, Texas 78213-1392

(Address of principal executive offices, including zip code)

(210) 340-3531

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 29, 2007, Pennsylvania-based HVHC Inc., a wholly owned subsidiary and holding company for the vision business of Highmark Inc., announced the retirement of David McComas as Chief Executive Officer of Eye Care Centers of America, Inc. (ECCA) effective December 31, 2007. Mr. McComas has been guaranteed his payout of the 2007 senior executive incentive plan at the predetermined target levels.

On November 6, 2007, David Holmberg will become ECCA’s CEO-elect. Mr. Holmberg will officially become ECCA’s Chief Executive Officer on January 1, 2008. Mr. Holmberg formerly was Executive Vice President for Jo-Ann Stores, Inc. His previous experience includes three years as President, Cole Licensed Businesses, a provider of retail optical services for Sears Optical, Target Optical and Pearle Vision Canada, based in Cleveland.

Mr. Holmberg’s starting annual salary will be $450,000. Mr. Holmberg will be eligible to participate in HVHC’s Annual Executive Incentive Plan and HVHC’s Long Term Incentive Plan. Mr. Holmberg entered into a letter agreement with ECCA which provides for certain rights and obligations in the event Mr. Holmberg’s employment is terminated at any time between November 1, 2007 to December 31, 2009; however, if a change in control occurs prior to December 31, 2009, the term of his agreement will expire two (2) years after the change in control.

The severance agreement provides that if ECCA terminates Mr. Holmberg’s employment relationship for reasons other than cause (as defined in the severance agreement) or Mr. Holmberg terminates his employment with ECCA as a result of a material change (as defined in the severance agreement) during the term of the severance agreement, then ECCA, or its subsidiaries, will provide the following severance compensation in lieu of compensation for periods subsequent to his termination of employment:

(i) 200% of base salary at the time of termination in equal installments over twenty-four (24) months;

(ii) any Management Incentive Plan (“MIP”) payments for the calendar year preceding termination, if not previously paid or deferred, plus the portion of the MIP payment earned during the year of termination, pro rata based upon the number of complete months of employment during the year; and

(iii) up to eighteen (18) months’ worth of COBRA premiums for health care coverage plus a lump sum amount equal to eighteen (18) months of premiums for employer-provided group-term life insurance coverage.

This brief description of the severance agreement is qualified in its entirety by reference to the provisions of the letter agreement attached to this Current Report on Form 8-K as Exhibit 10.1

Item 9.01 Final Statements and Exhibits

(d) Exhibits

10.1 Severance Agreement of David Holmberg

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eye Care Centers of America, Inc.

Dated: November 2, 2007

By:	/s/ Douglas C. Shepard
Executive Vice President and Chief
Financial Officer